Exhibit 5.1

Balch & Bingham LLP                         1901 Sixth Avenue North, Suite 2600
                                                     Birmingham, Alabama  35203
                                                                  (205)251-8100



                                October 24, 2002



Alabama Power Company
600 North 18th Street
Birmingham, AL 35291

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Alabama Power Company (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) First Mortgage Bonds (the "new Bonds") to be issued by the Company, (2) Class A Preferred Stock (the "new Stock") to be issued by the Company, (3) Senior Notes (the "Senior Notes") to be issued by the Company, (4) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (5) Trust Preferred Securities to be issued by Alabama Power Capital Trust VI, Alabama Power Capital Trust VII and Alabama Power Capital Trust VIII and (6) the Company's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The new Bonds will be issued pursuant to an Indenture dated as of January 1, 1942, as supplemented, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (the "First Mortgage Bond Indenture"), the Senior Notes will be issued pursuant to a Senior Note Indenture dated as of January 1, 1997, as supplemented, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (the "Senior Note Indenture"), the Junior Subordinated Notes will be issued pursuant to a Subordinated Note Indenture dated as of December 1, 1997, as supplemented, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (the "Subordinated Note Indenture") and the Guarantees will be issued pursuant to separate guarantee agreements each between the Company and the trustee named therein (the "Guarantee Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or "blue sky" laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the new Bonds, the new Stock, the Senior Notes, the Junior Subordinated Notes and the Guarantees have been issued and sold upon the terms specified in the orders of the Alabama Public Service
Commission:

Alabama Power Company
October  24, 2002
Page 2





(1) When the First Mortgage Bond Indenture and any supplemental indenture to be entered into in connection with the issuance of the new Bonds have been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the new Bonds have been executed, authenticated and delivered in accordance with the terms of the First Mortgage Bond Indenture, the new Bonds will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity; the holders and owners thereof will be entitled to all the rights and security afforded by the First Mortgage Bond Indenture and the new Bonds will rank equally as to security with the bonds of other series presently outstanding under the First Mortgage Bond Indenture, which is, in our opinion, a direct first lien on substantially all the Company's fixed property and franchises, used or useful in its public utility business, subject only to excepted encumbrances as defined in the First Mortgage Bond Indenture.

(2) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors establishing the new Stock, and when certificates for the new Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, the shares of new Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

(3) When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes or the Guarantee Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture or the Subordinated Note Indenture, as applicable, the Senior Notes, the Junior Subordinated Notes and the Guarantees will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

         In rendering the opinions expressed in paragraph 3 above, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

Alabama Power Company
October  24, 2002
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         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                                Very truly yours,

                                            /s/Balch & Bingham LLP

                              Dewey Ballantine LLP
                               New York, New York


                                                              October 24, 2002

Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama  35203


         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) First Mortgage Bonds to be issued by the Company, (2) Class A Preferred Stock to be issued by the Company, (3) Senior Notes (the "Senior Notes") to be issued by the Company, (4) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (5) Trust Preferred Securities to be issued by Alabama Power Capital Trust VI, Alabama Power Capital Trust VII and Alabama Power Capital Trust VIII and (6) the Company's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The Senior Notes will be issued pursuant to a senior note indenture, dated as of December 1, 1997, as supplemented, between the Company and the trustee named therein (the "Senior Note Indenture"), the Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, dated as of January 1, 1997, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture") and the Guarantees will be issued pursuant to separate guarantee agreements, each between the Company and the trustee named therein (the "Guarantee Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.

                  We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or "blue sky" laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes, the Junior Subordinated Notes and the Guarantees have been issued and sold upon the terms specified in the orders of the Alabama Public Service Commission, when the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes or the Guarantee Agreements, as

Balch & Bingham LLP
October 24, 2002
Page 2





applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture, and the Subordinated Note Indenture, as applicable, the Senior Notes, the Junior Subordinated Notes and the Guarantees will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Dewey Ballantine LLP

                                                     DEWEY BALLANTINE LLP